Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-28485


                             IDM ENVIRONMENTAL CORP.

                      SUPPLEMENT NO. 2 DATED JUNE 19, 1998
                       TO PROSPECTUS DATED JANUARY 9, 1998


     As a result of the transfer of certain $3.00 Warrants by a Selling Stockholder, the Selling Stockholders table of the Prospectus, dated January 9, 1998, of IDM Environmental Corp. is hereby modified to add as a Selling Stockholder the following:

                                Shares of                          Shares of
                                Common Stock     Shares of         Common Stock
                                Beneficially     Common Stock      Owned After
         Name                   Owned            Offered           Offering
       ---------                -------------    ------------      -------------
Shalom Torah Center               17,500            17,500             -0-

and to reflect the reduced holdings of the transferring Selling Stockholder as follows:

Moshe Mueller                     10,000            10,000             -0-